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                                                                   EXHIBIT 10.32


                               FOURTH AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


     THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("Fourth Amendment") made and delivered as of March 29, 2002, by and between SUPERIOR CONSULTANT HOLDINGS CORPORATION (the "Company"), and COMERICA BANK (the "Bank").

                                   WITNESSETH

     WHEREAS, the Company and the Bank have previously entered into a certain Amended and Restated Credit Agreement dated as of September 12, 2000, as amended by three Amendments (as amended, the "Credit Agreement"); and

     WHEREAS, the Bank and the Company desire to amend the Credit Agreement to modify certain provisions of the Credit Agreement; and

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the Company and the Bank agree as follows:

     1. Company violated the provisions of Section 7.4 of the Agreement for the periods ended November 30, 2001, December 31, 2001 and January 31, 2002. Bank hereby waives such covenant violations for the periods ended November 30, 2001, December 31, 2001 and January 31, 2002. This waiver shall not act as a consent or waiver of any other transaction, act or omission, whether related or unrelated thereto, including any noncompliance with such covenant for any period other than the periods ended November 30, 2001 December 31, 2001 and January 31, 2002. This waiver shall not extend to or affect any obligation, covenant, agreement or default not expressly waived hereby.

     2. Section 7.4 is amended to read in its entirety as follows:

          "Maintain for each month and quarter, as applicable, earnings from operations (earnings prior to interest income and interest expense, gains on sale of assets or securities and all other extraordinary gains determined on a consolidated basis, but excluding ComTrust, and determined on a monthly basis for the monthly test and on a quarterly basis for the quarterly test) of not less than the following amounts for the months and quarters specified below:
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                      MONTH                               AMOUNT
                      -----                               ------
                 February, 2002                        ($1,250,000)
                   March, 2002                              $0
                   April, 2002                         ($1,000,000)
                    May, 2002                           ($500,000)
                   June, 2002                           ($250,000)
                   July, 2002                               $0
                  August, 2002                              $0
                 September, 2002                            $0

                 QUARTER ENDING                           AMOUNT
                 --------------                           ------
                  June 30, 2002                        ($1,250,000)

               September 30, 2002                        $500,000


     3. Interest on the obligations of Company to Bank shall continue to accrue at the Applicable Interest Rate, provided, however, that Company may not elect or convert to the Eurodollar-based Rate for future advances, if any, by Bank. Accrued interest shall be due and payable on the first Business Day of each and every month, effective as of the date of this Fourth Amendment, and upon the occurrence of a default or Event of Default under the terms of the Credit Agreement, as amended under this Fourth Amendment, then the obligations of Company to Bank shall accrue interest at the rate otherwise provided in this paragraph plus three percentage points (3.0%).

     4. The Revolving Credit Maturity Date shall mean September 30, 2002.

     5. The Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Fourth Amendment and any other documents and instruments required under this Fourth Amendment or the Credit Agreement are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Fourth Amendment and any other documents and instruments required under this Fourth Amendment or the Credit Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of the Company set forth in Sections 6.1 through 6.17 of the Credit Agreement are, taking into account all waivers and consents heretofore given by the Bank to the Company, true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; and (c) no event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an event of default under the Credit Agreement, has occurred and is continuing as of the date hereof.



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     6. This Fourth Amendment shall be effective upon (a) execution hereof by
Company and Bank, and (b) execution and delivery to Bank by the Guarantors of a Reaffirmation of Guaranty in form acceptable to the Bank.

     7. Except as expressly amended herein, the Credit Agreement shall remain in full force and effect, and the Company hereby ratifies, confirms, and agrees to be bound by the terms of the Credit Agreement as amended hereby.

     IN WITNESS WHEREOF, the Company and the Bank have caused this Fourth Amendment to be executed by their duly authorized officials as of the day and year first written above.

                                 SUPERIOR CONSULTANT HOLDINGS
                                 CORPORATION



                                 By:
                                    ---------------------------------


                                 Its:
                                     --------------------------------


                                 COMERICA BANK



                                 By:
                                    ---------------------------------


                                 Its: Vice President




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